                        SOUTHWESTERN FINANCIAL CORPORATION


                                       AND


                    U.S. TRUST COMPANY OF TEXAS, N.A., Trustee



                                    INDENTURE

                             Dated December 14, 1995


                                _________________


                                   $40,000,000

                  CONVERTIBLE SUBORDINATED RESET NOTES DUE 2005
                                TABLE OF CONTENTS

                                                                          Page

                                        ARTICLE I

                                   DEFINITIONS

   SECTION 1.1   Certain Terms Defined  . . . . . . . . . . . . . . . . .   1

                                        ARTICLE II

                            ISSUE, EXECUTION, FORM AND
                            REGISTRATION OF SECURITIES

   SECTION 2.1   Authentication and Delivery of Securities  . . . . . . .  11
   SECTION 2.2   Execution of Securities  . . . . . . . . . . . . . . . .  11
   SECTION 2.3   Certificate of Authentication  . . . . . . . . . . . . .  12
   SECTION 2.4   Form, Denomination and Date of Securities; Payments of
                 Interest   . . . . . . . . . . . . . . . . . . . . . . .  12
   SECTION 2.5   Registration, Transfer and Exchange  . . . . . . . . . .  13
   SECTION 2.6   Mutilated, Defaced, Destroyed, Lost and Stolen
                 Securities   . . . . . . . . . . . . . . . . . . . . . .  15
   SECTION 2.7   CUSIP Number   . . . . . . . . . . . . . . . . . . . . .  16
   SECTION 2.8   Cancellation of Securities; Destruction Thereof  . . . .  16
   SECTION 2.9   Temporary Securities   . . . . . . . . . . . . . . . . .  16

                                    ARTICLE III

                                   COVENANTS OF
                                    THE ISSUER

   SECTION 3.1   Payment of Principal and Interest  . . . . . . . . . . .  17
   SECTION 3.2   Offices for Payments, etc.   . . . . . . . . . . . . . .  17
   SECTION 3.3   Appointment to Fill a Vacancy in Office of Trustee   . .  18
   SECTION 3.4   Paying Agents  . . . . . . . . . . . . . . . . . . . . .  18
   SECTION 3.8   Certificate to Trustee   . . . . . . . . . . . . . . . .  19
   SECTION 3.9   Securityholders' Lists   . . . . . . . . . . . . . . . .  19
   SECTION 3.10  Reports by the Issuer  . . . . . . . . . . . . . . . . .  20
   SECTION 3.11  Offer to Purchase; Interest Rate Reset   . . . . . . . .  20
   SECTION 3.12  Interest Payment Reserve   . . . . . . . . . . . . . . .  21
   SECTION 3.13  Waiver of Stay, Extension or Usury Laws  . . . . . . . .  22

                                        ARTICLE IV

                   REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                               ON EVENT OF DEFAULT

   SECTION 4.1   Event of Default Defined; Acceleration of Maturity;
                 Waiver of Default  . . . . . . . . . . . . . . . . . . .  22
   SECTION 4.2   Collection of Indebtedness by Trustee; Trustee May
                 Prove Indebtedness   . . . . . . . . . . . . . . . . . .  24
   SECTION 4.3   Application of Proceeds  . . . . . . . . . . . . . . . .  26





























   SECTION 4.4   Suits for Enforcement  . . . . . . . . . . . . . . . . .  27
   SECTION 4.5   Restoration of Rights on Abandonment of Proceedings  . .  27
   SECTION 4.6   Limitations on Suits by Securityholders  . . . . . . . .  28
   SECTION 4.7   Powers and Remedies Cumulative: Delay or Omission Not
                 Waiver of Default  . . . . . . . . . . . . . . . . . . .  28
   SECTION 4.8   Control by Securityholders   . . . . . . . . . . . . . .  29
   SECTION 4.9   Waiver of Past Defaults  . . . . . . . . . . . . . . . .  29
   SECTION 4.10  Unconditional Right of Holders to Receive Payments   . .  30

                                     ARTICLE V

                              CONCERNING THE TRUSTEE

   SECTION 5.1   Duties and Responsibilities of the Trustee; During
                 Default; Prior to Default  . . . . . . . . . . . . . . .  30
   SECTION 5.2   Certain Rights of the Trustee  . . . . . . . . . . . . .  31
   SECTION 5.3   Trustee Not Responsible for Recitals, Disposition of
                 Securities or Application of Proceeds Thereof  . . . . .  32
   SECTION 5.4   Trustee and Agents May Hold Securities; Collections,
                 etc.   . . . . . . . . . . . . . . . . . . . . . . . . .  33
   SECTION 5.5   Moneys Held by Trustee   . . . . . . . . . . . . . . . .  33
   SECTION 5.6   Compensation and Indemnification of Trustee and Its
                 Prior Claim  . . . . . . . . . . . . . . . . . . . . . .  33
   SECTION 5.7   Right of Trustee to Rely on Officers' Certificate, etc.   34
   SECTION 5.8   Persons Eligible for Appointment as Trustee  . . . . . .  34
   SECTION 5.9   Resignation and Removal; Appointment of Successor
                 Trustee  . . . . . . . . . . . . . . . . . . . . . . . .  34
   SECTION 5.10  Acceptance of Appointment by Successor Trustee   . . . .  35
   SECTION 5.11  Merger, Conversion, Consolidation or Succession to
                 Business of Trustee  . . . . . . . . . . . . . . . . . .  36
   SECTION 5.12  Reports by the Trustee   . . . . . . . . . . . . . . . .  36

                                    ARTICLE VI

                          CONCERNING THE SECURITYHOLDERS

   SECTION 6.1   Evidence of Action Taken by Securityholders  . . . . . .  37
   SECTION 6.2   Proof of Execution of Instruments and of Holding of
                 Securities; Record Date  . . . . . . . . . . . . . . . .  37
   SECTION 6.3   Holders to be Treated as Owners  . . . . . . . . . . . .  37
   SECTION 6.4   Securities Owned by Issuer Deemed Not Outstanding  . . .  37
   SECTION 6.5   Right of Revocation of Action Taken  . . . . . . . . . .  38

                                    ARTICLE VII

                             SUPPLEMENTAL INDENTURES

   SECTION 7.1   Supplemental Indentures Without Consent of
                 Securityholders  . . . . . . . . . . . . . . . . . . . .  39































   SECTION 7.2   Supplemental Indentures With Consent of Securityholders.  40
   SECTION 7.3   Effect of Supplemental Indenture   . . . . . . . . . . .  41
   SECTION 7.4   Documents to Be Given to Trustee   . . . . . . . . . . .  41
   SECTION 7.5   Notation on Securities in Respect of Supplemental
                 Indentures   . . . . . . . . . . . . . . . . . . . . . .  41

                                    ARTICLE VIII

                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

   SECTION 8.1   When Issuer May Merge, Etc.  . . . . . . . . . . . . . .  42
   SECTION 8.2   Successor Corporation Substituted  . . . . . . . . . . .  42
   SECTION 8.3   Opinion of Counsel to Trustee  . . . . . . . . . . . . .  43

                                    ARTICLE IX

                     SATISFACTION AND DISCHARGE OF INDENTURE;
                                 UNCLAIMED MONEYS

    SECTION 9.1   Satisfaction and Discharge of Indenture  . . . . . . . . 43
    SECTION 9.2   Application by Trustee of Funds Deposited for Payment
                  of Securities  . . . . . . . . . . . . . . . . . . . . . 45
    SECTION 9.3   Repayment of Moneys Held by Paying Agent   . . . . . . . 45
    SECTION 9.4   Return of Moneys Held by Trustee and Paying Agent
                  Unclaimed for Three Years  . . . . . . . . . . . . . . . 45

                                     ARTICLE X

                             MISCELLANEOUS PROVISIONS

    SECTION 10.1  Incorporators, Stockholders, Officers and Directors of
                  Issuer Exempt from Individual Liability  . . . . . . . . 46
    SECTION 10.2  Provisions of Indenture for the Sole Benefit of Parties
                  and Securityholders  . . . . . . . . . . . . . . . . . . 46
    SECTION 10.3  Successors and Assigns of Issuer Bound by Indenture  . . 46
    SECTION 10.4  Notices and Demands on Issuer, Trustee and
                  Securityholders  . . . . . . . . . . . . . . . . . . . . 46
    SECTION 10.5  Officers' Certificates and Opinions of Counsel;
                  Statements to Be Contained Therein   . . . . . . . . . . 47
    SECTION 10.6  Payments Due on Saturdays, Sundays and Holidays  . . . . 48
    SECTION 10.7  Conflict of Any Provision of Indenture with Trust
                  Indenture Act of 1939  . . . . . . . . . . . . . . . . . 48
    SECTION 10.8  TEXAS LAW TO GOVERN  . . . . . . . . . . . . . . . . . . 48
    SECTION 10.9  Counterparts   . . . . . . . . . . . . . . . . . . . . . 49
    SECTION 10.10 Effect of Headings   . . . . . . . . . . . . . . . . . . 49



































                                    ARTICLE XI

                             REDEMPTION OF SECURITIES

    SECTION 11.1  Right of Optional Redemption; Prices   . . . . . . . . . 49
    SECTION 11.2  Notice of Redemption; Partial Redemptions  . . . . . . . 49
    SECTION 11.3  Payment of Securities Called for Redemption  . . . . . . 50
    SECTION 11.4  Exclusion of Certain Securities from Eligibility for
                  Selection for Redemption   . . . . . . . . . . . . . . . 51

                                    ARTICLE XII

                           SUBORDINATION OF SECURITIES

    SECTION 12.1  Securities Subordinated to Senior Indebtedness   . . . . 51
    SECTION 12.2  No Payment on Securities in Certain Circumstances  . . . 51
    SECTION 12.3  Payment Over of Proceeds upon Dissolution, Etc.  . . . . 53
    SECTION 12.4  Payments May Be Paid Prior to Dissolution  . . . . . . . 54
    SECTION 12.5  Subrogation  . . . . . . . . . . . . . . . . . . . . . . 55
    SECTION 12.6  Obligations of the Issuer Unconditional  . . . . . . . . 55
    SECTION 12.7  Notice to Trustee  . . . . . . . . . . . . . . . . . . . 55
    SECTION 12.8  Reliance on Judicial Order or Certificate of
                  Liquidating Agent  . . . . . . . . . . . . . . . . . . . 56
    SECTION 12.9  Trustee's Relation to Senior Indebtedness  . . . . . . . 56
    SECTION 12.10 Subordination Rights Not Impaired by Acts or Omissions
                  of the Issuer or Holders of Senior Indebtedness  . . . . 57
    SECTION 12.11 Securityholders Authorize Trustee To Effectuate
                  Subordination of Securities  . . . . . . . . . . . . . . 57
    SECTION 12.12 This Article XII Not To Prevent Events of Default  . . . 57
    SECTION 12.13 Trustee's Compensation Not Prejudiced  . . . . . . . . . 57

                                   ARTICLE XIII

                             CONVERSION OF SECURITIES

    SECTION 13.1  Right of Conversion  . . . . . . . . . . . . . . . . . . 58
    SECTION 13.2  Issuance of Class A Common Stock and Class B Non-Voting
                  Common Stock; Time of Conversion   . . . . . . . . . . . 59
    SECTION 13.3  No Adjustments in Respect of Interest or Dividends   . . 59
    SECTION 13.4  Taxes and Charges  . . . . . . . . . . . . . . . . . . . 60
    SECTION 13.5  Trustee and Conversion Agents Not Liable   . . . . . . . 60
    SECTION 13.6  Fractional Shares  . . . . . . . . . . . . . . . . . . . 60
    SECTION 13.7  Shares to be Reserved  . . . . . . . . . . . . . . . . . 61
    SECTION 13.8  Adjustment of Conversion Price   . . . . . . . . . . . . 61




































               THIS INDENTURE, dated as of December 14, 1995, is entered into between Southwestern Financial Corporation, a Delaware corporation (the "Issuer"), and U.S. Trust Company of Texas, N.A., a national banking association (the "Trustee").


                              W I T N E S S E T H :

               WHEREAS, the Issuer has duly authorized the issue of its Convertible Subordinated Reset Notes due 2005 (the "Securities") and, to provide, among other things, for the authentication, delivery and administration thereof, the Issuer has duly authorized the execution and delivery of this Indenture; and

               WHEREAS, all things necessary to make the Securities, when executed by the Issuer and authenticated and delivered by the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Issuer, and to constitute these presents a valid indenture and agreement according to its terms, have been done;

               NOW, THEREFORE:

                  In consideration of the premises and the purchase of the Securities by the holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:


                                    ARTICLE I

                                   DEFINITIONS

               SECTION 1.1 Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939 or the definitions of which in the Securities Act of 1933 are referred to in the Trust Indenture Act of 1939 (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with GAAP (as defined herein). The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.
































               "Acceleration Notice" has the meaning set forth in Section 4.1 hereof.

               "Affiliate" means, with respect to any Person, any other
   Person that directly or indirectly controls or is controlled by or is under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that the term "Affiliate," when used with respect to the Issuer, shall not include its Wholly Owned Subsidiaries.

               "Board of Directors" means either the Board of Directors of the Issuer or any committee of such Board duly authorized to act hereunder.

               "Business Day" means a day which in New York, New York is neither a legal holiday nor a day on which banking institutions are authorized by law or regulation to close.

               "Capital Lease Obligation" means, at any time any determination thereof is to be made, the amount of the liability in respect of a lease that would at such time be required to be capitalized on a balance sheet prepared in accordance with GAAP.

               "Capital Stock" of any Person means any and all shares, interests, participations, or other equivalents (however designated) of such Person's capital stock, and any warrants, options or similar rights to acquire such capital stock.

               "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Investors Service, Inc.; (iv) certificates of deposit or banker's acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $200,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i)



























   above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above, including any of the UST Master Funds the assets of which are invested entirely in securities of the types described in clauses (i) through (v) above.

               "Change of Control" means the occurrence of one or more of the following events: (i) a majority of the Board of Directors of the Issuer shall consist of Persons who are not Continuing Directors; or (ii) the acquisition by any Person or group of related Persons for purposes of
   Section 13(d) of the Exchange Act (a "Group") (other than the Permitted Holders) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Issuer.

               "Class A Common Stock" means the Class A Common Stock, par value $.01 per share, of the Company, and any class or series of Capital Stock into which such Class A Common Stock thereafter may be changed.

               "Class B Non-Voting Common Stock" means the Class B Non-Voting Common Stock, par value $.01 per share, of the Company, and any class or series of Capital Stock into which such Class B Non-Voting Common Stock thereafter may be changed.

               "Common Stock" means, with respect to any Person, any and all shares, interests, participations and other equivalents (however designated, whether voting or non-voting) of such Person's common stock or common shares, whether now outstanding or issued after the date of this Indenture, and includes, without limitation, all series and classes of such common stock or common shares.

               "Continuing Director" means, as of the date of determination, any Person who (i) was a member of the Board of Directors of the Issuer on the date of this Indenture, (ii) was nominated for election or elected to the Board of Directors of the Issuer with the affirmative vote of a majority of the Continuing Directors who are members of such Board of Directors at the time of such nomination or election, or (iii) is a representative of a Permitted Holder.

               "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be administered, which office is, at the date as of which this Indenture is dated, located at 2001 Ross Avenue, Suite 2700, Dallas,
   Texas 75201-2936, Attention: Corporate Trust Administration.

               "Credit Agreement" means the Credit Agreement, dated on or about December 14, 1995, among the Issuer, the financial institutions parties thereto as lenders from time to time and The First National Bank of Chicago, as agent, together with the related





























   documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including by way of adding subsidiaries of the Issuer as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

               "Debtor" shall mean any of I.C.H. Corporation, a Delaware corporation, SWL Holding Corporation, a Delaware corporation, Care Financial Corporation, a Delaware corporation, or Facilities Management Installation, Inc., a Delaware corporation.

               "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

               "Designated Senior Indebtedness" means (i) Indebtedness under or in respect of the Credit Agreement and (ii) any other Indebtedness constituting Senior Indebtedness which, at the time of determination, has an aggregate principal amount of at least $10,000,000 and is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company.

               "Disposition" shall mean (i) a merger, consolidation or other business combination in which the Issuer is a surviving entity and the Issuer's stockholders receive cash or non-cash consideration in exchange for or in respect of their shares of Capital Stock of the Issuer or (ii) the sale, lease, conveyance, transfer or other disposition (other than to any wholly-owned direct or indirect Subsidiary) in any single transaction or series of related transactions (including a sale and leaseback transaction) of all or substantially all of the assets of the Issuer, to any Person or Group other than the Permitted Holders.

               "Distribution" means the sale of the Securities to holders of claims against and/or interests in one or more of the estates of the Debtors in exchange for such claims or interests in accordance with a plan of reorganization with respect to the Debtors' jointly administered cases under Chapter 11 of the United States Bankruptcy Code that has been confirmed by the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, has not been stayed pending appeal and becomes effective in accordance with its terms or an order of such Bankruptcy Court.

               "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or




























   otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, on or prior to the final Maturity of the Securities.

               "Distribution Effective Date" shall mean the date upon which at least 75% of the aggregate principal amount of the outstanding Securities shall have been distributed to holders of claims against and/or interests in one or more of the estates of the Debtors in exchange for such claims or interests in accordance with a plan of reorganization with respect to the Debtors' jointly administered cases under Chapter 11 of the United States Bankruptcy Code that has been confirmed by the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, has not been stayed pending appeal and becomes effective in accordance with its terms or an order of such Bankruptcy Court.

               "Effective Registration" means that the Issuer shall have filed and caused to become effective under the Securities Act a registration statement for the sale of the Securities by the Holders.

               "Event of Default" means any event or condition specified as such in Section 4.1 that shall have continued for the period of time, if any, therein designated.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

               "GAAP" or "generally accepted accounting principles" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

               "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of participation arrangements, the grant of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (ii) entered into for the purpose of assuring the obligor of such Indebtedness in any other manner of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The































   amount of a Guarantee shall be deemed to be the maximum amount of the Indebtedness guaranteed for which the guarantor could be held liable under such Guarantee.

               "Holder", "holder of Securities", "Securityholder" or other similar terms means the registered holder of any Security.

               "Indebtedness" means, with respect to any Person, (a) any liability of such Person (i) for borrowed money under any senior bank facility or publicly-offered debt of such Person, or under any reimbursement obligation relating to a letter of credit, bankers' acceptance or note purchase facility, whether or not evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation), or for the balance deferred and unpaid of the purchase price for any property (but not any such balance that constitutes a trade payable in the ordinary course of business), or (ii) for the payment of money relating to a lease that is required to be classified as a Capital Lease Obligation in accordance with GAAP; and (b) any liability of others described in clause (a) that such Person has Guaranteed, that is recourse to such Person or that is otherwise the legal liability of such Person.

               "Indenture" means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented.

               "Interest Payment Date" means the dates specified in the Security as the fixed date on which an installment of interest on the Securities is due and payable.

               "Interest Swap Obligations" means the obligations of any Person under any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Issuer or any of its Subsidiaries against fluctuations in interest rates.

               "Issue Date" means December 14, 1995.

               "Issuer" means Southwestern Financial Corporation, a Delaware corporation, and, subject to Article Eight, its successors and assigns.

               "Maturity," when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the date specified in such Security as the fixed date on which the principal of such Security is due and payable or by declaration of acceleration, call for redemption or otherwise.

               "Non-Surviving Combination" shall mean any merger, consolidation or other business combination by the Issuer with one or more other entities in a transaction in which the Issuer is not the surviving entity; provided that any such merger, consolidation or other business





























   combination shall not be deemed a Non-Surviving Combination if the holders of the outstanding Common Stock of the Issuer immediately prior to such transaction shall hold at least a majority of the outstanding Voting Stock of the surviving entity immediately after giving effect to such merger, consolidation or other business combination.

               "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing, or otherwise relating to, any Indebtedness.

               "Officers' Certificate" means a certificate signed by the Chairman of the Board of Directors or the President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and by the Treasurer or the Secretary or any Assistant Secretary of the Issuer and delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act of 1939 and include the statements provided for in Section 10.5.

               "Opinion of Counsel" means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Issuer or who may be other counsel satisfactory to the Trustee. Each such opinion shall comply with Section 314 of the Trust Indenture Act of 1939 and include the statements provided for in Section 10.5, if and to the extent required hereby.

               "outstanding", when used with reference to Securities, shall, subject to the provisions of Section 6.4, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except

               (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

               (b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer (if the Issuer shall act as its own paying agent), provided that if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

               (c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.6 (unless proof satisfactory to the Trustee is presented that any of such Securities is held by a person in whose hands such Security is a legal, valid and binding obligation of the Issuer).





























               "Permitted Holders" means PennCorp Southwest, Inc., a Delaware corporation, Knightsbridge Capital Fund I, L.P., a Delaware limited partnership, or any of their respective Affiliates (including, in the case of Knightsbridge Capital Fund I, L.P., David J. Stone and Steven W. Fickes and any Person controlled by either or both of them).

               "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all the assets of any such entity, subdivision or business).

               "principal", wherever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include "and premium, if any".

               "property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person under generally accepted accounting principles.

               "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

               "Qualified Initial Public Offering" means an underwritten public offering of Common Stock of the Issuer generating gross proceeds to the Issuer of at least $50.0 million in cash pursuant to an effective registration statement under the Securities Act which is the initial public offering of such Common Stock.

               "Repurchase Offer" shall have the meaning set forth in Section
   3.11 hereof.

               "Repurchase Payment" shall have the meaning set forth in
   Section 3.11 hereof.

               "Repurchase Payment Date" shall have the meaning set forth in
   Section 3.11 hereof.

               "Representative" for any issue of Indebtedness shall mean the Person acting as agent, trustee or in a similar representative capacity for the holders of such Indebtedness, provided that if, and for so long as, any issue of Indebtedness lacks such a representative, then the Representative for such issue of Indebtedness shall at all such times constitute the holders of a majority in outstanding principal amount of the respective issue of Indebtedness.

               "Sales Price" means the closing sales price of the relevant class of Common Stock (or if no sale price is reported, the average of the high and low bid prices) as reported by the principal national or regional stock exchange on which such class of Common Stock is listed or,



























   if such class of Common Stock is not listed on a national or regional stock exchange, as reported by the Nasdaq Stock Market or, if not so reported, then the average of the bid and asked prices for such class of Common Stock as reported by the National Quotation Bureau Incorporated or, if not so reported, the fair market value per share for such class of Common Stock as determined in good faith by the Board of Directors.

               "SEC" means the Securities and Exchange Commission or any successor agency thereto.

               "Security" or "Securities" means the securities described in the first recital hereof and as described herein and on the forms contemplated by Exhibit A hereto and authenticated and issued under this Indenture.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Senior Indebtedness" means (i) at any time prior to the consummation of the Repurchase Offer or a Qualified Initial Public Offering, the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at a rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, and all monetary obligations of every nature under, (x) the Credit Agreement, including without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations and (z) any Indebtedness incurred in an underwritten public offering to refinance any portion of the Credit Agreement, including all accrued and unpaid interest thereon, prepayment penalties and premiums, and all other amounts arising in respect thereof, and (ii) at any time after the consummation of the Repurchase Offer or a Qualified Initial Public Offering, any Indebtedness of the Issuer (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities; provided, however, that notwithstanding anything hereinabove to the contrary, Senior Indebtedness shall not include any of the following amounts (whether or not constituting Indebtedness as defined in this Indenture): (i) any Indebtedness of the Issuer to a Subsidiary of the Issuer; (ii) Indebtedness and other amounts owing to trade creditors incurred in connection with obtaining goods, materials or services; and
   (iii) any liability for federal, state, local or other taxes owed or owing by the Issuer.

               "Significant Subsidiary" shall have the meaning assigned to that term under Regulation S-X of the Securities Act, as in effect on the Issue Date.




























               "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

               "Trigger Event" shall mean any of the following events: (i) a Qualified Initial Public Offering; (ii) a Change of Control; (iii) a Disposition; or (iv) a Non-Surviving Combination.

               "Trust Indenture Act of 1939" means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was originally executed, except until qualification of the Indenture under the Trust Indenture Act of 1939, then as of the date of such qualification, and except to the extent that any subsequent amendment of the Trust Indenture Act of 1939 shall apply retroactively to this Indenture.

               "Trustee" means the entity identified as "Trustee" in the first paragraph hereof and, subject to the provisions of Article Five, shall also include any successor trustee.

               "U.S. Government Obligations" means direct obligations of the United States of America, or any agency or instrumentality thereof, for the payment of which the good faith and credit of the United States of America is pledged.

               "Voting Stock" means, with respect to any Person, one or more classes of the Capital Stock of such Person entitled to vote under ordinary circumstances in the election of directors, managers or trustees of such Person.

               "Warrants" means the warrants to purchase up to 1,785,000 shares of Class A Common Stock issued on the Issue Date.

               "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

               "Wholly Owned Subsidiary" means, with respect to any Person, a Subsidiary of such Person, all of the outstanding shares of Capital Stock of which (other than directors' qualifying shares) are at the time directly or indirectly owned by such Person or by one or more






























   Wholly Owned Subsidiaries of such Person or by such Person and one or more of its Wholly Owned Subsidiaries.


                                    ARTICLE II

                            ISSUE, EXECUTION, FORM AND
                            REGISTRATION OF SECURITIES

               SECTION 2.1 Authentication and Delivery of Securities. Upon the execution and delivery of this Indenture, or from time to time thereafter, Securities in an aggregate principal amount not to exceed $40,000,000 (except as otherwise provided in Section 2.6) may be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Securities to or upon the written order of the Issuer, signed by both (a) its Chairman of the Board of Directors, or any Vice Chairman of the Board of Directors, or its President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and (b) by its Treasurer or any Assistant Treasurer or its Secretary or any Assistant Secretary without any further action by the Issuer.

               SECTION 2.2 Execution of Securities. The Securities shall be signed on behalf of the Issuer by both (a) its Chairman of the Board of Directors or any Vice Chairman of the Board of Directors or its President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and
   (b) by its Treasurer or any Assistant Treasurer or its Secretary or any Assistant Secretary, under its corporate seal which may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Issuer may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security which has been duly authenticated and delivered by the Trustee.

               In case any officer of the Issuer who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Issuer; and any Security may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Issuer, although at the date of the execution and delivery of this Indenture any such person was not such officer.
































               SECTION 2.3 Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form set forth on Exhibit A hereto, executed by the Trustee by manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

               SECTION 2.4 Form, Denomination and Date of Securities; Payments of Interest. (a) The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, which is part of this Indenture. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of the Issuer executing the same may determine with the approval of the Trustee. Any of the Securities may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which the Securities are admitted to trading, or to conform to general usage. All Securities shall be otherwise substantially identical expect as to denomination and as provided herein.

               Each Security shall be dated the date of its authentication, shall bear interest from the applicable date and shall be payable on the dates specified on the face of the form of Security recited above.

               The Person in whose name any Security is registered at the close of business on any record date with respect to any Interest Payment Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Security subsequent to the record date and prior to such Interest Payment Date, except if and to the extent the Issuer shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid to the Persons in whose names outstanding Securities are registered at the close of business on a subsequent record date (which shall be not less than five business days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the holders of Securities not less than 15 days preceding such subsequent record date. The term "record date" as used with respect to any Interest Payment Date (except a date for payment of defaulted interest) shall mean if such Interest Payment Date is the first day of a calendar month, the fifteenth day of the next preceding calendar month and shall mean, if such interest payment date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a Business Day.






























               (b) Securities shall be issued in the form of certificated securities in definitive, fully registered form without interest coupons. All certificated Securities shall be issuable in denominations of $1,000.00 principal amount and any integral multiple thereof.

               (c) The Securities are being offered and sold by the Issuer pursuant to the Purchase Agreement, dated as of December 1, 1995, by and among I.C.H. Corporation, SWL Holding Corporation, Care Financial Corporation, Facilities Management Installation, Inc., the Issuer, Southwestern Financial Services Corp., and PennCorp Financial Group, Inc. (the "Purchase Agreement"). The initial Holder of the Securities issued pursuant to the Purchase Agreement will receive certificated Securities bearing the "Restricted Securities Legend" set forth in the form of Security attached hereto as Exhibit A ("Restricted Securities").
   Securities issued under this Indenture shall bear the Restricted Securities Legend unless removed in accordance with Section 2.5 hereof.

               SECTION 2.5  Registration, Transfer and Exchange.

               (a) The Issuer will keep at each office or agency to be maintained for the purpose as provided in Section 3.2 a register or registers in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Securities as in this Article provided. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Trustee.

               Upon due presentation for registration of transfer of any Security at each such office or agency, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities in authorized denominations for a like aggregate principal amount.

               Any Security or Securities may be exchanged for a Security or Securities in other authorized denominations, in an equal aggregate principal amount. Securities to be exchanged shall be surrendered at each office or agency to be maintained by the Issuer for the purpose as provided in Section 3.2, and the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities which the Securityholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

               All Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the holder or his attorney duly authorized in writing.






























               The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.

               The Trustee shall not be required to exchange or register a transfer of (a) any Securities for a period of 15 days next preceding the first mailing of notice of redemption of Securities to be redeemed or
   (b) any Securities selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed.

               All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

               (b) If a Holder of a Restricted Security wishes at any time to transfer such Restricted Security to a Person who wishes to take delivery thereof in the form of a Restricted Security, such Holder may, subject to the restrictions on transfer set forth herein and in such Restricted Security, cause the exchange of such Restricted Security for one or more Restricted Securities of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee of (1) such Restricted Security, duly endorsed as provided herein, (2) instructions from such Holder directing the Trustee to authenticate and deliver one or more Restricted Securities of the same aggregate principal amount as the Restricted Security to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Restricted Securities to be so issued and appropriate delivery instructions, and (3) if requested by the Issuer, an opinion of counsel to the transferor of such Restricted Security, in substantially the form of Exhibit B hereto, and such other certificates as the Issuer may reasonably request, then, upon direction of the Issuer, the Trustee shall cancel or cause to be cancelled such Restricted Security and, concurrently therewith, the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Restricted Securities of the same aggregate principal amount, in accordance with the instructions referred to above.

               (c) If Securities are issued upon the transfer, exchange or replacement of Securities bearing the Restricted Securities Legend and if a request is made to remove such Restricted Securities Legend, the Restricted Securities Legend shall not be removed unless (i) there is delivered to the Issuer and the Trustee such satisfactory evidence, which may include an opinion of counsel reasonably satisfactory to the Issuer, that neither the Restricted Securities Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act or, with respect to Restricted Securities, that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act, (ii) there is an Effective Registration with respect to the Securities then in effect and there is

























   delivered to the Issuer and the Trustee satisfactory evidence that the Security as to which the Restricted Securities Legend is sought to be removed has been disposed of in accordance with the Effective Registration or (iii) there is delivered to the Issuer and the Trustee satisfactory evidence that the Security as to which the Restricted Securities Legend is sought to be removed is to be transferred to the prospective Holder in connection with a Distribution. Upon provision of such satisfactory evidence in the case of each of clauses (i), (ii) or (iii), the Trustee, at the direction of the Issuer, shall authenticate and deliver Securities that do not bear the Restricted Securities Legend.

               SECTION 2.6 Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the written request of any officer of the Issuer, the Trustee shall authenticate and deliver, a new Security, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so apparently destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

               Upon the issuance of any substitute Security, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature, or has been called for redemption in full, shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as any of them may require to indemnify and defend and to save each of them harmless from all risks, however remote, and, in every case of apparent destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

               Every substitute Security issued pursuant to the provisions of this Section by virtue of the fact that any Security is apparently destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the apparently destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities duly authenticated and delivered hereunder. All



























   Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

               SECTION 2.7 CUSIP Number. The Issuer in issuing the Securities may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.

               SECTION 2.8 Cancellation of Securities; Destruction Thereof. All Securities surrendered for payment, conversion, redemption, registration of transfer or exchange, if surrendered to the Issuer, any conversion agent or any agent of the Issuer or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall deliver cancelled Securities held by it to the Issuer. If the Issuer shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

               SECTION 2.9 Temporary Securities. Pending the preparation of definitive Securities, the Issuer may execute and, pursuant to a written order of the Issuer in accordance with Section 2.1, the Trustee shall authenticate and deliver temporary Securities (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities shall be issuable as registered Securities without coupons, of any authorized denomination, and substantially in the form of the definitive Securities but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Issuer shall execute and shall furnish definitive Securities and thereupon temporary Securities may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for the purpose pursuant to Section 3.2, and the Trustee shall authenticate and deliver in exchange for such temporary Securities a like aggregate principal amount of definitive Securities of authorized denominations. Until so exchanged the




























   temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities.

               The Issuer will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.


                                   ARTICLE III

                                   COVENANTS OF
                                    THE ISSUER

               SECTION 3.1 Payment of Principal and Interest. The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities at the place or places, at the respective times and in the manner provided in the Securities. Each installment of interest on the Securities may be paid by mailing checks for such interest payable to or upon the written order of the holders of Securities entitled thereto as they shall appear on the registry books of the Issuer. To the extent the principal of, any interest on, the redemption price of or the Repurchase Price with respect to the Securities or any portion thereof is to be paid through the Trustee or the paying agent, the Issuer covenants and agrees that it will transfer immediately available funds in the aggregate amount of each such payment to the Trustee or paying agent, as the case may be, so that the Trustee or paying agent, as the case may be, shall have received such immediately available funds in its designated account by no later than 11:00 a.m., New York, New York time, on the date on which such payment is to be made.

               SECTION 3.2 Offices for Payments, etc. So long as any of the Securities remain outstanding, the Issuer will maintain in the City of New York the following: (a) an office or agency where the Securities may be presented for payment or repurchase, (b) an office or agency where the Securities may be presented for registration of transfer and for exchange as in this Indenture provided, (c) an office or agency where the Securities may be presented for conversion and (d) an office or agency where notices and demands to or upon the Issuer in respect of the Securities or this Indenture may be served. The Issuer will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. The Issuer hereby initially designates the designated office of the Trustee at the Borough of Manhattan in the City of New York, State of New York, or such other location as the Issuer may designate upon notice from the Trustee, as the office or agency for each such purpose. In case the Issuer shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.
































               SECTION 3.3 Appointment to Fill a Vacancy in Office of Trustee. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 5.9, a successor Trustee, so that there shall at all times be a Trustee hereunder.

               SECTION 3.4 Paying Agents. The paying agent will initially be the Trustee. Whenever the Issuer shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

               (a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities, any redemption price, or Repurchase Payment (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities) in trust for the benefit of the holders of the Securities or of the Trustee,

               (b) that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Securities) to make any payment of the principal of or interest on the Securities, any redemption price, or Repurchase Payment when the same shall be due and payable, and

               (c) pay any such sums so held in trust by it to the Trustee upon the Trustee's written request at any time during the continuance of the failure referred to in clause (b) above.

               The Issuer will, prior to each due date of the principal of or interest on the Securities, deposit with the paying agent a sum sufficient to pay such principal or interest, and (unless such paying agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action.

               If the Issuer shall act as its own paying agent, it will, on or before each due date of the principal of or interest on the Securities, set aside, segregate and hold in trust for the benefit of the holders of the Securities or of the Trustee a sum sufficient to pay such principal or interest so becoming due. The Issuer will promptly notify the Trustee of any failure to take such action.

               Anything in this Section to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained. Upon such payment to the Trustee, the relevant paying agent, if any, shall be released from any liability with respect to such sums.
































               Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section are subject to the provisions of Sections 9.3 and 9.4.

               SECTION 3.5 Existence. Subject to Article VIII, the Issuer shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Issuer shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the loss thereof is not disadvantageous in any material respect to the Holders.

               SECTION 3.6 Maintenance of Properties. The Issuer shall use its reasonable efforts to cause all material properties operated by the Issuer or any Subsidiary and used or useful in the conduct of the business of the Issuer or such Subsidiary to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and will cause to be made all necessary repairs and replacements thereof, all as in the judgment of the Issuer may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 3.6 shall prevent the Issuer from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal, in the judgment of the Issuer, would not have a material adverse effect on the Issuer and its Subsidiaries taken as a whole.

               SECTION 3.7 Payment of Taxes and Other Claims. Except with respect to items deemed by the Issuer to be immaterial, the Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Issuer or any Subsidiary or upon the income, profits or property of the Issuer or any Subsidiary and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Issuer or any Subsidiary; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith.

               SECTION 3.8 Certificate to Trustee. The Issuer will furnish to the Trustee on or before April 1 in each year (beginning with April 1, 1996) a brief certificate (which need not comply with Section 10.5) from the principal executive, financial or accounting officer of the Issuer as to his or her knowledge of the Issuer's compliance with all conditions and covenants under the Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under the Indenture).

               SECTION 3.9 Securityholders' Lists. If and so long as the Trustee shall not be the Security registrar, the Issuer will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the


























   Securities pursuant to Section 312 of the Trust Indenture Act (a) semi-annually not more than 15 days after each record date for the payment of semi-annual interest on the Securities, as hereinabove specified, as of such record date, and (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request as of a date not more than 15 days prior to the time such information is furnished. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of the Securities contained in the most recent list furnished to it as provided by the foregoing sentence or maintained by the Trustee in its capacity as the Security registrar, if so acting. The Trustee may destroy any list furnished to it as provided by the first sentence of this
   Section 3.4 upon receipt of a new list so furnished.

               SECTION 3.10 Reports by the Issuer. The Issuer covenants to file with the Trustee, within 15 days after the Issuer is required to file the same with the SEC, copies of the annual reports and of the information, documents, and other reports, if any, which the Issuer may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act.

               SECTION 3.11 Offer to Purchase; Interest Rate Reset. (a) On June 15, 1997, the Issuer, in its sole discretion, shall either (i) offer to each Holder of Securities the right to require the Issuer to repurchase all or any part (equal to $1,000.00 or an integral multiple thereof) of such Holder's Securities as described below (the "Repurchase Offer") at a purchase price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Repurchase Payment") or (ii) reset the interest rate per annum borne by the Securities as provided in the Securities. If the Issuer elects to make the Repurchase Offer, the Issuer shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Repurchase Offer. Such notice shall state: (1) that the Repurchase Offer is being made pursuant to this Section 3.11 and that all Securities tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Repurchase Payment Date"); (3) that any Security not tendered will continue to accrue interest; (4) that, unless the Issuer defaults in the payment of the Repurchase Payment, all Securities accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Repurchase Payment Date; (5) that Holders electing to have any Securities purchased pursuant to a Repurchase Offer will be required to surrender the Securities, properly endorsed for transfer together with such customary documents as the Company may reasonably request, to the paying agent at the address specified in the notice prior to the close of business on the Business Day preceding the Repurchase Payment Date; (6) that Holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the Fifth Business Day preceding the Repurchase Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have such Securities purchased;


























   and (7) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000.00 in principal amount or an integral multiple thereof. If all Securities properly tendered are not purchased pursuant to the Repurchase Offer, then the interest rate per annum borne by the Securities not so purchased shall be reset as provided in the Securities. The Issuer shall comply with the requirements of the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable to the Repurchase Offer. To the extent such requirements conflict with the provisions of this Indenture relating to a Repurchase Offer, the Issuer shall comply with such requirements and be deemed not to have breached its obligations relating to such Repurchase Offer by virtue thereof. If the Issuer elects to make the Repurchase Offer and thereupon purchases in accordance with the terms hereof all Securities properly tendered in respect of such Repurchase Offer, it shall have no obligation to reset the interest rate on the Securities; conversely, if the Issuer elects to reset the interest rate on the Notes, it shall have no obligation to make the Repurchase Offer.

                  (b) On the Repurchase Payment Date, the Issuer will, to the extent lawful, (1) accept for payment Securities or portions thereof validly tendered pursuant to the Repurchase Offer, (2) deposit with the paying agent an amount equal to the Repurchase Payment in respect of all Securities or portions thereof so tendered, and (3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate identifying the Securities or portions thereof tendered to the Issuer. The paying agent shall promptly mail to each Holder of Securities so accepted payment in an amount equal to the Repurchase Payment for such Securities, and the Trustee shall promptly authenticate and mail to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided, however, that each such new Security shall be in a principal amount of $1,000.00 or an integral multiple thereof. The Issuer will publicly announce the results of the Repurchase Offer on or as soon as practicable after the Repurchase Payment Date.

                  (c) If the notice of a Repurchase Offer shall not have been mailed on or before June 15, 1997 as provided in clause (a), then the interest rate per annum borne by the Securities will be reset as provided in the Securities.

               SECTION 3.12 Interest Payment Reserve. (a) The Issuer shall, at all times prior to and including December 15, 1998, maintain cash and Cash Equivalents in an amount determined in good faith by the Board of Directors to be sufficient to satisfy the remaining interest payment obligations of the Issuer to and including December 15, 1998 with respect to the Securities then remaining outstanding (using an interest rate of 7% per annum, whether or not the interest rate on the Securities is reset as provided in Section 3.11(a) above).






























                  (b)    Upon the conversion of any Securities pursuant to
   Article XIII, the maintenance of that amount of cash and Cash Equivalents allocable to the converted Securities pursuant to the foregoing sentence shall no longer be required to be maintained by the Issuer pursuant to this
   Section 3.12.

               SECTION 3.13 Waiver of Stay, Extension or Usury Laws. The Issuer covenants (to the extent it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim, and will resist and oppose any all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Issuer hereby waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any such power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                    ARTICLE IV

                   REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                               ON EVENT OF DEFAULT

               SECTION 4.1 Event of Default Defined; Acceleration of Maturity; Waiver of Default. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing, that is to say:

               (a) default in the payment of any installment of interest upon any of the Securities as and when the same shall become due and payable, and continuance of such default for a period of 30 days, whether or not such payment is prohibited by Article XII; or

               (b) default in the payment of all or any part of the principal on any of the Securities as and when the same shall become due and payable, either at maturity, upon any redemption, by declaration or otherwise, whether or not such payment is prohibited by Article XII; or

               (c) (i) failure on the part of the Issuer to observe or perform any of the covenants or agreements described in Section 3.11 or
    Section 8.1 or (ii) failure on the






























   part of the Issuer duly to observe or perform any other of the covenants or agreements on the part of the Issuer in the Securities or contained in this Indenture for a period of 30 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that the Issuer remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Issuer by the Trustee, or to the Issuer and the Trustee by the holders of at least 40% (25% on and after the Distribution Effective Date) in aggregate principal amount of the Securities at the time outstanding; or

               (d) default with respect to any Indebtedness of the Issuer or any Subsidiary, as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity, and the principal amount of such Indebtedness exceeds $10.0 million in the aggregate; or

               (e) any final judgments rendered against the Issuer and/or any Significant Subsidiary aggregating in excess of $10.0 million and (x) any creditor has commenced any enforcement proceeding upon any such judgment and (y) any such judgment remains undischarged or unstayed for 60 days; or

               (f) by the filing against the Issuer or any Significant Subsidiary of a petition commencing an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or any Significant Subsidiary or for any substantial part of the property of the Issuer or ordering the winding up or liquidation of its affairs, and such petition shall not be dismissed or stayed pending appeal within 60 days; or

               (g) the Issuer or any Significant Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or any Significant Subsidiary or for any substantial part of the property of the Issuer, or the Issuer or any Significant Subsidiary shall make any general assignment for the benefit of creditors, then, and in each and every such case (other than an Event of Default with respect to the Issuer specified in Section 4.1(f) or 4.1(g) above), either the Trustee or the holders of at least 40% (25% on and after the Distribution Effective Date) in aggregate principal amount of the Securities then outstanding hereunder, by notice in writing to the Issuer, or to the Issuer and to the Trustee in the event of action taken by the holders of the requisite percentage of the Securities, specifying






























   the respective Event of Default and that it is a "Notice of Acceleration" (the "Acceleration Notice"), may declare the entire principal amount, together with interest accrued and unpaid on the Securities, to be due and payable immediately, and the same shall become immediately due and payable; provided the Trustee shall not be charged with knowledge of any default or on Event of Default under Section 4.1(d) or (e) above unless written notice thereof shall have been given to the Trustee by the Issuer or a Representative of any issue of Indebtedness.

               If an Event of Default with respect to the Issuer specified in
   Section 4.1(f) or 4.1(g) occurs, the principal amount together with interest accrued and unpaid on the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder.

               The declaration of acceleration is subject to the condition that if, at any time after the principal amount of the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities and the principal of any and all Securities which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified in the Securities, to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and if any and all defaults and Events of Default under the Indenture, other than the non-payment of the principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein -- then and in every such case the holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

               SECTION 4.2  Collection of Indebtedness by Trustee; Trustee
   May Prove Indebtedness. The Issuer covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities when the same shall have become due and payable, whether upon maturity or upon any redemption or repurchase or by declaration or otherwise -- then upon demand of the Trustee, the Issuer will pay to the Trustee for the benefit of the Holders of the Securities the whole amount that then shall have become due and payable on all such Securities for principal or interest, as the case may be



























   (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest specified in the Securities); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its negligence or bad faith.

               Until such demand is made by the Trustee, the Issuer may pay the principal of and interest on the Securities to the registered holders, whether or not the Securities be overdue.

               In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon the Securities and collect in the manner provided by law out of the property of the Issuer or other obligor upon the Securities, wherever situated the moneys adjudged or decreed to be payable.

               In case there shall be pending proceedings relative to the Issuer or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Securities, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

               (a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Securityholders allowed in any judicial proceedings relative to the Issuer or other obligor upon the Securities, or to the creditors or property of the Issuer or such other obligor,




























               (b) unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Securities in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and

               (c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover all unpaid, reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other unpaid expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

               Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan or reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

               All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, shall be for the ratable benefit of the holders of the Securities.

               In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Securities, and it shall not be necessary to make any holders of the Securities parties to any such proceedings.

               SECTION 4.3 Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article shall be applied, subject to Article XII, in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities and stamping (or otherwise




























   noting) thereon the payment, or issuing Securities in reduced principal amounts in exchange for the presented Securities if only partially paid, or upon surrender thereof if fully paid:

               FIRST: To the payment of costs and expenses, including all unpaid, reasonable compensation to the Trustee and each predecessor Trustee and their respective agents, attorneys and counsel and of all unpaid expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith;

               SECOND: In case the principal of the Securities shall not have become and be then due and payable, to the payment of interest in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest specified in the Securities, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

               THIRD: In case the principal of the Securities shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities for principal and interest, with interest upon the overdue principal, and (to the extent that such interest is provided for in the Securities and has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest specified in the Securities; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities, then to the payment of interest on the overdue installments of interest to the extent provided in the Securities, and then to the payment of interest in default in the order of maturity of the installments of such interest, and then to the principal owing and unpaid; and

               FOURTH: The remainder, if any, shall be paid to the Issuer or any other Person lawfully entitled thereto.

               SECTION 4.4 Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

               SECTION 4.5 Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings




























   shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

               SECTION 4.6 Limitations on Suits by Securityholders. No holder of any Security shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 40% (25% on and after the Distribution Effective Date) in aggregate principal amount of the Securities then outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Trustee pursuant to
   Section 4.8; it being understood and intended, and being expressly covenanted by the taker and holder of every Security with every other taker and holder and the Trustee, that no one or more holders of Securities shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Securities, or to obtain or seek to obtain priority over or preference to any other such holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

               SECTION 4.7 Powers and Remedies Cumulative: Delay or Omission Not Waiver of Default. Except as provided in Section 2.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

               No delay or omission of the Trustee or of any holder of any of the Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as



























   aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 4.6, every power and remedy given by this Indenture or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

               SECTION 4.8 Control by Securityholders. The holders of a majority in aggregate principal amount of the Securities at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 5.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or responsible officers of the Trustee shall determine that the action or proceedings so directed would subject the Trustee to personal liability or if the Trustee in good faith shall so determine that the actions or forebearances specified in or pursuant to such direction shall be unduly prejudicial to the interests of holders of the Securities not joining in the giving of said direction, it being understood that (subject to Section 5.1) the Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such holders.

               Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction by Securityholders.

               SECTION 4.9 Waiver of Past Defaults. Prior to the Maturity of the Securities as provided in Section 4.1, the holders of a majority in aggregate principal amount of the Securities at the time outstanding may on behalf of the holders of all the Securities waive any past default or Event of Default hereunder and its consequences, except a default or Event of Default (a) in the payment of principal of or interest on any of the Securities or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the holder of each Security affected. In the case of any such waiver, the Issuer, the Trustee and the holders of the Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

               Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such






























   waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

               SECTION 4.10 Unconditional Right of Holders to Receive Payments. Notwithstanding any provision in this Indenture to the contrary, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Security when due as provided in such Security and this Indenture and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.


                                    ARTICLE V

                              CONCERNING THE TRUSTEE

               SECTION 5.1  Duties and Responsibilities of the Trustee;
   During Default; Prior to Default. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. The Trustee shall not be charged with knowledge of the existence of an Event of Default, other than with respect to a payment default, unless and until the Trustee has actual knowledge of such Event of Default or the Trustee shall have received notice thereof in writing from the Issuer or from the holders of a majority in principal amount of the Securities.

               No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that

               (a) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default which may have occurred:

                     (i) the duties and obligations of the Trustee shall be
               determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and


































                       (ii) in the absence of bad faith on the part of the
               Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

               (b) the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer or responsible officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Securities at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

               None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

               This Section 5.1 is in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act of 1939.

               SECTION 5.2 Certain Rights of the Trustee. In furtherance of and subject to the Trust Indenture Act of 1939, and subject to Section 5.1:

               (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors





























   may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Issuer;

               (c) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance on such advice or Opinion of Counsel;

               (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

               (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

               (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the holders of not less than a majority in aggregate principal amount of the Securities then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Issuer or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Issuer upon demand; and

               (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

               SECTION 5.3 Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and the






























   Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.

               SECTION 5.4 Trustee and Agents May Hold Securities; Collections, etc. The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.

               SECTION 5.5  Moneys Held by Trustee.  Subject to the
   provisions of Section 9.4 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

               SECTION 5.6 Compensation and Indemnification of Trustee and Its Prior Claim. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Issuer also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold each of them harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Issuer under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities, and the Securities are hereby subordinated to such senior claim.






























               SECTION 5.7 Right of Trustee to Rely on Officers' Certificate, etc. Subject to Sections 5.1 and 5.2, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

               SECTION 5.8 Persons Eligible for Appointment as Trustee. The Trustee hereunder shall at all times be a corporation [or a national banking association that is part of an affiliated group of banks] having a combined capital and surplus of at least $100,000,000, and which is eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act of 1939. If such corporation [or national banking association] publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation [or national banking association] shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

               SECTION 5.9 Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee may at any time resign by giving written notice of resignation to the Issuer and by mailing notice thereof by first-class mail to holders of Securities at their last addresses as they shall appear on the Security register. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor Trustee by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee, or any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, prescribe and appoint a successor Trustee.

               (b)       In case at any time any of the following shall occur:

                   (i) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act of 1939, after written request therefor by the Issuer or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months; or





























                      (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 5.8 and shall fail to resign after written request therefor by the Issuer or by any such Securityholder; or

                     (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

   then, in any such case, the Issuer may remove the Trustee and appoint a successor Trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to Section 315(e) of the Trust Indenture Act of 1939, any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

               (c) The holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time remove the Trustee and appoint a successor Trustee by delivering to the Trustee so removed, to the successor Trustee so appointed and to the Issuer the evidence provided for in Section 6.1 of the action in that regard taken by the Securityholders.

               SECTION 5.10 Acceptance of Appointment by Successor Trustee. Any successor Trustee appointed as provided in Section 5.9 shall execute and deliver to the Issuer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Issuer or of the successor Trustee, upon payment of its charges then unpaid, the Trustee ceasing to act shall, subject to Section 9.4, pay over to the successor Trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor Trustee all such rights, powers, duties and obligations. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 5.6.






























               Upon acceptance of appointment by a successor Trustee as provided in this Section 5.10, the Issuer shall mail notice thereof by first-class mail to the holders of Securities at their last addresses as they shall appear in the Security register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.9. If the Issuer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Issuer.

               SECTION 5.11 Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 5.8, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

               In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Securities in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

               SECTION 5.12 Reports by the Trustee. Any Trustee's report required under Section 313(a) of the Trust Indenture Act of 1939 shall be transmitted on or before the first date for the regular payment of semi-annual interest on the Securities next succeeding May 15 in each year, and shall be dated as of a date convenient to the Trustee no more than 60 nor less than 45 days prior thereto (unless such May 15 is less than 45 days prior to such interest payment date, in which case such report shall be
   (a) so transmitted on or before the second such interest payment date next succeeding such May 15 and (b) as of a date determined as provided above).

































                                    ARTICLE VI

                          CONCERNING THE SECURITYHOLDERS

               SECTION 6.1 Evidence of Action Taken by Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 5.1 and 5.2) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article.

               SECTION 6.2 Proof of Execution of Instruments and of Holding of Securities; Record Date. Subject to Sections 5.1 and 5.2, the execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Security register or by a certificate of the registrar thereof. The Issuer may set a record date for purposes of determining the identity of holders of Securities entitled to vote or consent to any action referred to in Section 6.1, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or resolicitation) not more than 60 days nor less than 10 days prior to the proposed date of such vote or the first solicitation of such consent, and thereafter, notwithstanding any other provisions hereof, only holders of Securities of record on such record date shall be entitled to so vote or give such consent or to withdraw such vote or consent.

               SECTION 6.3 Holders to be Treated as Owners. The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Security register as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

               SECTION 6.4  Securities Owned by Issuer Deemed Not
   Outstanding. In determining whether the holders of the requisite aggregate principal amount of Securities have


























   concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Issuer or any other obligor on the Securities or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described Persons; and, subject to Sections 5.1 and 5.2, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are outstanding for the purpose of any such determination.

               SECTION 6.5 Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in
   Section 6.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the holders of all the Securities.




































                                   ARTICLE VII

                             SUPPLEMENTAL INDENTURES

               SECTION 7.1 Supplemental Indentures Without Consent of Securityholders. The Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

               (a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities any property or assets;

               (b) to evidence the succession of another corporation to the Issuer, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer pursuant to Article VIII;

               (c) to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as its Board of Directors and the Trustee shall consider to be for the protection of the Holders of Securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the holders of a majority in aggregate principal amount of the Securities to waive such an Event of Default;

               (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Board of Directors may deem necessary or desirable and which shall not adversely affect the interests of the holders of the Securities;

               (e) to provide for the issuance under this Indenture of Securities in coupon form (including Securities registrable as to principal only) and to provide for exchangeability of such Securities with Securities issued hereunder in fully registered form, and to make all appropriate changes for such purpose; and






























               (f) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act of 1939.

               The Trustee is hereby authorized to join in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

               Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 7.2.

               SECTION 7.2 Supplemental Indentures With Consent of Securityholders. With the consent (evidenced as provided in Article VI) of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, the Issuer, when authorized by a resolution of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities; provided, that no such supplemental indenture shall (a) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or change the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or make the Securities payable in currency other than United States currency, or impair or affect the right of any Securityholder to institute suit for the payment thereof, in each case without the consent of each Holder of Securities affected thereby, (b) alter in a manner adverse to the Holders the conversion provisions of Article XIII without the consent of each Holder of Securities affected thereby, (c) reduce the aforesaid percentage of Securities, the consent of the holders of which is required for any such supplemental indenture, or amend this Section 7.2, without the consent of each Holder of Securities affected thereby or (d) alter in a manner adverse to the Holders the provisions of Section 3.11 without the consent of each Holder of Securities affected thereby.

               Upon the request of the Issuer, accompanied by a copy of a resolution of the Board of Directors certified by the Secretary or an Assistant Secretary of the Issuer authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders and other documents, if any, required by
   Section 6.1, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.



























               It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

               Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Issuer shall mail a notice thereof by first-class mail to the holders of Securities at their addresses as they shall appear on the registry books of the Issuer, setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

               SECTION 7.3 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

               SECTION 7.4 Documents to Be Given to Trustee. The Trustee, subject to the provisions of Sections 5.1 and 5.2, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture.

               SECTION 7.5 Notation on Securities in Respect of Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If the Issuer or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities then outstanding.






































                                   ARTICLE VIII

                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

               SECTION 8.1 When Issuer May Merge, Etc. The Issuer may not consolidate with, merge with or into, or transfer sell, assign, lease, convey or otherwise dispose (collectively, "transfer") of all or substantially all of its assets (whether as an entirety or substantially as an entirety in one transaction or a series of related transactions) to any Person unless:

               (a) the Issuer shall be the continuing Person, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or to which properties and assets of the Issuer are transferred shall be a solvent business entity organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume all the obligations of the Issuer under the Securities and the Indenture in a supplemental indenture in a form reasonably satisfactory to the Trustee; and

               (b) immediately prior to and after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing.

               Notwithstanding the foregoing, this Section shall not prohibit a transaction, the principal purpose of which is (as determined in good faith by the Board of Directors of the Issuer and evidenced by the resolution thereof) to change the state of incorporation of the Issuer, and such transaction does not have as one of its purposes the evasion of the limitations imposed by this Section.

               SECTION 8.2 Successor Corporation Substituted. In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein.

               Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Issuer, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and




























   benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

               In case of any such consolidation, merger, sale, lease or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

               In the event of any such sale or conveyance the Issuer or any successor corporation which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

               SECTION 8.3 Opinion of Counsel to Trustee. The Trustee, subject to the provisions of Sections 5.1 and 5.2, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture and that all conditions precedent related to such transaction and provided for herein have been complied with.


                                    ARTICLE IX

                     SATISFACTION AND DISCHARGE OF INDENTURE;
                                 UNCLAIMED MONEYS

               SECTION 9.1 Satisfaction and Discharge of Indenture. (a) If at any time (i) the Issuer shall have paid or caused to be paid the principal of and interest on all the Securities outstanding hereunder, as and when the same shall have become due and payable, or (ii) the Issuer shall have delivered to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.6) or (iii) (A) all such Securities not theretofore delivered to the Trustee for cancellation shall have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (B) the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee, as trust funds, (x) the entire amount in cash (other than moneys repaid by the Trustee or any paying agent to the Issuer in accordance with Section 9.4),
   (y) U.S. Government Obligations maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or
   (z) a combination thereof sufficient to pay at maturity or upon redemption, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification































   thereof delivered to the Trustee, all such Securities not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity as the case may be, and if, in any such case, the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer, then this Indenture shall cease to be of further effect (except as to (1) rights of registration of transfer and exchange and the Issuer's right of optional redemption, (2) rights of Holders to convert the Securities, (3) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities, (4) rights of Holders to receive payments of principal thereof and interest thereon,
   (5) the rights, obligations and immunities of the Trustee hereunder and
   (6) rights of the Securityholders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on demand of the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture, if:

                  (A) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Issuer is a party or by which it is bound; and

                  (B) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the defeasance contemplated by this provision have been complied with.

               The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred (including reasonable counsel fees) and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities.

               (b) The Issuer shall be deemed to have paid and discharged the entire indebtedness on all Securities outstanding on the date of the deposit referred to in subparagraph (A) below, and the provisions of this Indenture with respect to the Securities shall no longer be in effect (except as to (i) rights of registration of transfer and exchange and the Issuer's right of optional redemption, (ii) rights of Holders to convert the Securities, (iii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities, (iv) rights of Holders to receive payments of principal thereof and interest thereon,
   (v) rights, obligations, duties and immunities of the Trustee hereunder and
   (vi) rights of the Securityholders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them) and the Trustee, at the expense of the Issuer, shall at the Issuer's request, execute proper instruments acknowledging the same, if

                  (A) with reference to this provision the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust, specifically




























   pledged as security for, and dedicated solely to, the benefit of the Securityholders (x) cash in an amount, or (y) U.S. Government Obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (z) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal and interest on all Securities outstanding on each date that such principal or interest is due and payable;

                  (B) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Issuer is a party or by which it is bound;

                  (C) the Issuer has delivered to the Trustee an Opinion of Counsel or a ruling of the Internal Revenue Service to the effect that the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

                  (D) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the defeasance contemplated by this provision have been complied with.

               SECTION 9.2 Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 9.4, all moneys deposited with the Trustee pursuant to Section 9.1 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Issuer acting as its own paying agent), to the holders of the particular Securities for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

               SECTION 9.3 Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture all moneys then held by any paying agent under the provisions of this Indenture shall, upon demand of the Issuer, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

               SECTION 9.4 Return of Moneys Held by Trustee and Paying Agent Unclaimed for Three Years. Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the principal of or interest on any Security and not applied but remaining unclaimed for three years after the date upon which such principal or interest shall have become due and





























   payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee or such paying agent, and the holder of such Security shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease.


                                    ARTICLE X

                             MISCELLANEOUS PROVISIONS

               SECTION 10.1 Incorporators, Stockholders, Officers and Directors of Issuer Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the holders thereof and as part of the consideration for the issue of the Securities.

               SECTION 10.2 Provisions of Indenture for the Sole Benefit of Parties and Securityholders. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the holders of the Securities.

               SECTION 10.3 Successors and Assigns of Issuer Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

               SECTION 10.4 Notices and Demands on Issuer, Trustee and Securityholders. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities to or on the Issuer may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to Southwestern Financial Corporation, 745 Fifth Avenue, Fifth Floor, New York, New





























   York 10151, Attention: Chief Financial Officer. Any notice, direction, request or demand by the Issuer or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office.

               Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

               In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

               SECTION 10.5 Officers' Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

               Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and
   (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.





























               Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters and information in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

               Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

               Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

               SECTION 10.6 Payments Due on Saturdays, Sundays and Holidays. If the date of maturity of interest on or principal of the Securities or the date fixed for redemption of any Security shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

               SECTION 10.7 Conflict of Any Provision of Indenture with Trust Indenture Act of 1939. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939 (an "incorporated provision"), such incorporated provision shall control.

               SECTION 10.8 TEXAS LAW TO GOVERN. THIS INDENTURE AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF TEXAS, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, EXCEPT AS MAY OTHERWISE BE REQUIRED BY MANDATORY PROVISIONS OF LAW.





























               SECTION 10.9 Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

               SECTION 10.10 Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.


                                    ARTICLE XI

                             REDEMPTION OF SECURITIES

               SECTION 11.1  Right of Optional Redemption; Prices.  The
   Issuer at its option may, at any time, redeem all, or from time to time any part of, the Securities at the redemption prices set forth in the Securities, together with accrued and unpaid interest to the date fixed for redemption; provided, however, that no such optional redemption may be effected prior to December 15, 1998.

               SECTION 11.2  Notice of Redemption; Partial Redemptions.
   Notice of redemption to the Holders of Securities to be redeemed as a whole or in part shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such holders of Securities at their last addresses as they shall appear upon the registry books. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

               The notice of redemption to each such holder shall specify the principal amount of each Security held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that such redemption is pursuant to the optional redemption provisions, that interest accrued to the date fixed for redemption will be paid as specified in said notice, that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue and that the conversion rights provided by Article XIII hereof terminate at the close of business on the date fixed for redemption. In case any Security is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.






























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               The notice of redemption of Securities to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer.

               At least one Business Day prior to the redemption date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.4) an amount of money sufficient to redeem on the redemption date all the Securities so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If less than all the outstanding Securities are to be redeemed the Issuer will deliver to the Trustee at least 60 days prior to the date fixed for redemption an Officers' Certificate stating the aggregate principal amount of Securities to be redeemed.

               If less than all the Securities are to be redeemed, the Trustee shall select, either pro rata or by such method as the Trustee shall deem fair and appropriate, securities to be redeemed in whole or in part. Securities may be redeemed in part in multiples of $1,000.00 only. The Trustee shall, upon the request of the Issuer, promptly notify the Issuer in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

               SECTION 11.3 Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections 5.5 and 9.4, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that any semi-annual payment of interest becoming due on the date fixed for redemption shall be payable to the holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Section 2.4 hereof.


























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               If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Security.

               Upon presentation of any Security redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to or on the order of the holder thereof, at the expense of the Issuer, a new Security or Securities, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

               SECTION 11.4 Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Issuer and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such written statement directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.

                                   ARTICLE XII

                           SUBORDINATION OF SECURITIES

               SECTION 12.1 Securities Subordinated to Senior Indebtedness. The Issuer covenants and agrees and the Trustee and each Holder of the Securities, by its acceptance thereof, likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article XII; and the Trustee and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Securities (except for the payment of fees and expenses of the Trustee and any indemnity under
   Section 5.6) by the Issuer shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents (or such payment shall be duly provided for to the satisfaction of the holders of the Senior Indebtedness) of all Obligations on the Senior Indebtedness; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness, and that each holder of Senior Indebtedness whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Indebtedness in reliance upon the covenants and provisions contained in this Indenture and the Securities.

               SECTION 12.2 No Payment on Securities in Certain Circumstances. (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on or any other amounts owing with respect to any Senior Indebtedness, no payment of any kind or character (except (i) in



























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   Qualified Capital Stock issued by the Issuer to pay interest on the
   Securities or issued in exchange for the Securities, (ii) in securities substantially identical to the Securities issued by the Issuer in payment of interest accrued thereon or (iii) in securities issued by the Issuer which are subordinated to the Senior Indebtedness at least to the same extent as the Securities and having a Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the Securities (the issuance of such subordinated securities to be consented to by the holders of at least a majority of the outstanding amount of Senior Indebtedness consisting of each class of Designated Senior Indebtedness then outstanding, which subordinated securities shall be issued in exchange for outstanding Securities or to pay interest accrued on outstanding Securities)) shall be made by the Issuer or any other Person on behalf of the Issuer with respect to any Obligations on the Securities or to acquire any of the Securities for cash or property or otherwise. In addition, if any other event of default occurs and is continuing (or if such an event of default would occur upon any payment with respect to the Securities or would arise upon the passage of time as a result of such payment) with respect to any Designated Senior Indebtedness (as such event of default is defined in the instrument creating or evidencing such Designated Senior Indebtedness) and such event of default permits the holders of such Designated Senior Indebtedness then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Indebtedness gives written notice of the event of default to the Issuer and the Trustee (a "Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist with respect to such issue of Designated Senior Indebtedness or the Issuer and the Trustee receive notice from the Representative for the respective issue of Designated Senior Indebtedness terminating the Blockage Period (as defined below), during the 180 days after the delivery of such Default Notice (the "Blockage Period"), neither the Issuer nor any other Person on behalf of the Issuer shall make any payment of any kind or character (except (i) in Qualified Capital Stock issued by the Issuer to pay interest on the Securities or issued in exchange for the Securities, (ii) in securities substantially identical to the Securities issued by the Issuer in payment of interest accrued thereon or (iii) in securities issued by the Issuer which are subordinated to the Senior Indebtedness at least to the same extent as the Securities and having a Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the Securities (the issuance of such subordinated securities to be consented to by the holders of at least a majority of the outstanding amount of Senior Indebtedness consisting of each class of Designated Senior Indebtedness then outstanding, which subordinated securities shall be issued in exchange for outstanding Securities or to pay interest accrued on outstanding Securities)) with respect to any Obligations on the Securities or to acquire any of the Securities for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date the payment on the Securities was due and only one such Blockage Period may be commenced within any 360 consecutive days. For all purposes of this Section 12.2, no event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Indebtedness initiating such Blockage Period shall be, or be made, the basis for the commencement of a second Blockage Period by the Representative of such Designated
























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   Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

               (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 12.2(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amount of Senior Indebtedness held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Indebtedness, if any, received from the holders of Senior Indebtedness (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Issuer and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Indebtedness.

               Nothing contained in this Article XII shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Section 4.1 or to pursue any rights or remedies hereunder; provided that all Senior Indebtedness thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment with respect to Obligations on the Securities.

               SECTION 12.3  Payment Over of Proceeds upon Dissolution, Etc.
    (a) Upon any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding-up, assignment for the benefit of creditors or marshalling of assets of the Issuer or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Issuer or its property, whether voluntary or involuntary, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of the Senior Indebtedness, before any payment or distribution of any kind or character is made on account of any Obligations on the Securities, or for the acquisition of any of the Securities for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee under this Indenture would be entitled (other than any payments of fees and expenses of the Trustee and any indemnity made under Section 5.6), except for the provisions hereof, shall be paid by the Issuer or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior

























   Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Indebtedness.

               (b) To the extent any payment of Senior Indebtedness (whether by or on behalf of the Issuer, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

               (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by Section 12.3(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amount of Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

               (d) The consolidation of the Issuer with, or the merger of the Issuer with or into, another corporation or the liquidation or dissolution of the Issuer following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Article Five and as long as permitted under the terms of the Senior Indebtedness shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Issuer's obligations hereunder in accordance with Article Five.

               SECTION 12.4 Payments May Be Paid Prior to Dissolution. Nothing contained in this Article XII or elsewhere in this Indenture shall prevent (i) the Issuer, except under the conditions described in Sections
   12.2 and 12.3, from making payments at any time for the purpose of making payments of principal of and interest on the Securities, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by
   Section 12.2 or 12.3, the application by the




























   Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, or the redemption price or Repurchase Payment on, the Securities to the Holders entitled thereto unless at least one Business Day prior to the date upon which such payment would otherwise become due and payable, the Trustee shall have received the written notice provided for in Section 12.2(a) or in Section 12.7. The Issuer shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Issuer.

               SECTION 12.5 Subrogation. Subject to the payment in full in cash or Cash Equivalents of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Issuer applicable to the Senior Indebtedness until the Securities shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Issuer or by or on behalf of the Holders by virtue of this Article XII which otherwise would have been made to the Holders shall, as between the Issuer and the Holders of the Securities, be deemed to be a payment by the Issuer to or on account of the Senior Indebtedness, it being understood that the provisions of this
   Article XII are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

               SECTION 12.6  Obligations of the Issuer Unconditional.
   Nothing contained in this Article XII or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Issuer, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities, the obligation of the Issuer, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and any interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Issuer other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of the Issuer received upon the exercise of any such remedy.

               SECTION 12.7  Notice to Trustee.
    The Issuer shall give prompt written notice to the Trustee of any fact known to the Issuer which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this
   Article XII. Regardless of anything to the contrary contained in this
   Article XII or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until a trust officer of the Trustee shall have received notice in writing from the Issuer, or from a holder of Senior Indebtedness or a Representative therefor, and, prior to the receipt of any such written notice, the


























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   Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

               In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XII, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

               SECTION 12.8 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Issuer referred to in this Article XII, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of the Securities, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII.

               SECTION 12.9 Trustee's Relation to Senior Indebtedness. The Trustee and any agent of the Issuer or the Trustee shall be entitled to all the rights set forth in this Article XII with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

               With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its duties, covenants, responsibilities and obligations as are specifically set forth in this Article XII, and no implied duties, covenants, responsibilities or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness.

               Whenever a distribution is to be made or a notice given to holders or owners of Senior Indebtedness, the distribution may be made and the notice may be given to their Representative, if any.































               SECTION 12.10 Subordination Rights Not Impaired by Acts or Omissions of the Issuer or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuer with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

               Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Securities and without impairing or releasing the subordination provided in this
   Article XII or the obligations hereunder of the Holders of the Securities to the holders of the Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness, or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness;
   (iii) release any Person liable in any manner for the payment or collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Issuer and any other Person.

               SECTION 12.11 Securityholders Authorize Trustee To Effectuate Subordination of Securities. Each Holder of Securities by its acceptance of such Security authorizes and expressly directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Indebtedness and the Holders of Securities, the subordination provided in this Article XII, and appoints the Trustee such Holder's attorney-in-fact to act for and on behalf of each such Holder of Securities for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Issuer (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Issuer, the filing of a claim for the unpaid balance of its Securities and accrued interest in the form required in those proceedings.

               SECTION 12.12 This Article XII Not To Prevent Events of Default. The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article XII will not be construed as preventing the occurrence of an Event of Default.

               SECTION 12.13 Trustee's Compensation Not Prejudiced. Nothing in this Article XII will apply to amounts due to the Trustee pursuant to other sections in this Indenture.




























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                                   ARTICLE XIII

                             CONVERSION OF SECURITIES

               SECTION 13.1 Right of Conversion. Except upon and after the occurrence of a Trigger Event, the Securities shall not be convertible prior to December 15, 1997. Except as provided in the immediately preceding sentence, on and after December 15, 1997, the Holder of any Security or Securities shall have the right at any time prior to the close of business on the Business Day prior to Maturity, at his option, to convert, subject to the terms and provisions of this Article XIII, the principal of any such Security or Securities (or any portion of the principal thereof that is an integral multiple of $1,000.00) into fully paid and nonassessable shares of Class A Common Stock and Class B Non-Voting Common Stock and such other securities and property as hereinafter provided at the conversion price of $12.50 per share of Common Stock (representing an initial conversion rate of 80 shares of Common Stock for each $1,000 principal amount of Securities), or, in case an adjustment therein has taken place pursuant to the provisions of Sections 13.8 or 13.9, then at the conversion price as so adjusted (the "Conversion Price"). Any Security or Securities converted into Common Stock pursuant to the foregoing conversion right shall be entitled to receive Class A Common Stock and Class B Non-Voting Common Stock in the ratio of three shares of Class A Common Stock to one share of Class B Non-Voting Common Stock (that is to say, for each 80 shares of Common Stock initially issuable upon conversion of each $1,000.00 principal amount of Securities, the Holder shall receive 60 shares of Class A Common Stock and 20 shares of Class B Non-Voting Common Stock). With respect to any Security or Securities, or any portion thereof, which shall be called for redemption pursuant to
   Article XI, the right to convert any Security or Securities shall terminate at the close of business on the date of redemption. The number of shares of Class A Common Stock and Class B Non-Voting Common Stock, respectively, into which each $1,000.00 principal amount of the Securities shall be convertible (calculated as to each conversion to the nearest 1/100th of a share) shall be determined by dividing $1,000.00 by the Conversion Price then in effect. Such right shall be exercised by the surrender of the Security or Securities, the principal of which is so to be converted, to the Issuer at any time during usual business hours at any office or agency to be maintained by it in accordance with the provisions of Section 3.2, with the conversion notice on the reverse of such Security or Securities completed and manually signed indicating that the Holder elects to convert such Security or Securities or any portion thereof and specifying the name or names (with address or addresses) in which a certificate or certificates evidencing Class A Common Stock and Class B Non-Voting Common Stock are to be issued and (if so required by the Issuer or the Trustee) by an instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee, duly executed by the Holder or his attorney, duly authorized in writing, and with and transfer tax stamps affixed or funds provided therefor, if required pursuant to Section 13.4. For convenience, the conversion of all or a portion, as the case may be, of the principal of any Security into shares of Class A Common Stock and Class B Non-Voting Common Stock is hereinafter sometimes referred to as the conversion of such Security. All


























   Securities surrendered for conversion shall, if surrendered to the Issuer or any conversion agent, be delivered to the Trustee for cancellation and cancelled by it or, if surrendered to the Trustee, shall be cancelled by it; and, subject to the next succeeding sentence, no Security shall be issued in lieu thereof. In the case of any Security which is converted in part only, upon such conversion the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Issuer, a new Security or Securities of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Security.

               SECTION 13.2 Issuance of Class A Common Stock and Class B Non-Voting Common Stock; Time of Conversion. As promptly as practicable after the surrender, as herein provided, of any Security or Securities for conversion, the Issuer shall deliver or cause to be delivered at any office or agency to be maintained by it in accordance with the provisions of
   Section 3.2 to or upon the written order of the Holder of the Security or Securities so surrendered a certificate or certificates evidencing the number of fully paid and nonassessable shares of Class A Common Stock and Class B Non-Voting Common Stock of the Issuer into which such Security or Securities (or portion thereof) may be converted in accordance with the provisions of this Article XIII. Subject to the following provisions of this paragraph and of Section 13.8, such conversion shall be deemed to have been made immediately prior to the close of business on the date that such Security or Securities shall have been surrendered in satisfactory form for conversion, so that the rights of the Holder as a Holder shall cease with respect to such Security or Securities (or the portion thereof being converted) at such time, and the Person or Persons entitled to receive the shares of Class A Common Stock and Class B Non-Voting Common Stock deliverable upon conversion of such Security or Securities shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time, and such conversion shall be at the Conversion Price in effect at such time; provided, however, that no such surrender on any date when the stock transfer books of the Issuer shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Class A Common Stock and Class B Non-Voting Common Stock deliverable upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Conversion Price in effect at such time and on such next succeeding day.

               SECTION 13.3 No Adjustments in Respect of Interest or Dividends. Securities surrendered for conversion during the period from the close of business on any record date to the opening of business on the next succeeding Interest Payment Date shall be accompanied by payment in New York Clearing House funds or other funds acceptable to the Issuer of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Securities



























   being surrendered for conversion. No such payment shall be required to accompany Securities called for redemption and surrendered for conversion during such period. Except as provided above and subject to the last paragraph of Section 2.4(a), no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Securities surrendered for conversion or on account of any dividends on the shares of Common Stock issued upon conversion.

               SECTION 13.4 Taxes and Charges. The issuance of certificates for shares of Common Stock upon the conversion of Securities shall be made without charge to the converting Holder of Securities for such certificates or for any tax in respect of the issuance of such certificates or the securities represented thereby, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the Holders of the Securities converted; provided, however, that the Issuer shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of the Security converted, and the Issuer shall not be required to issue or deliver such certificates unless and until the Person or Persons requesting the issuance thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.

               SECTION 13.5 Trustee and Conversion Agents Not Liable. The Issuer is solely responsible for performing the duties and responsibilities contained in this Article XIII. Neither the Trustee nor any conversion agent shall at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any conversion agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Class A Common Stock, Class B Non-Voting Common Stock or of any securities or cash or other property which may at any time be issued or delivered upon the conversion of any Security, or makes any representation with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Issuer to make any cash payment or to issue, transfer or deliver any shares of Class A Common Stock, Class B Non-Voting Common Stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion, or, subject to Section 5.1, to comply with any of the covenants of the Issuer contained in this Article XIII.

               SECTION 13.6  Fractional Shares.  No fractional shares of
   Class A Common Stock or Class B Non-Voting Common Stock or scrip representing fractional shares shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Class A Common Stock and Class B Non-Voting Common Stock issuable upon conversion thereof shall be computed on




























   the basis of the aggregate principal amount of the Securities or specified portions thereof so surrendered. Instead of any fractional share of Class A Common Stock or Class B Non-Voting Common Stock otherwise issuable upon conversion of any Security or Securities (or specified portions thereof), the Issuer shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Sales Price of the Class A Common Stock or Class B Non-Voting Common Stock, as appropriate, at the close of business on the day of conversion. In the absence of a Sales Price for the appropriate class of Common Stock, the Board of Directors shall in good faith determine the current market price of such on such basis as it considers appropriate, taking into account whether there is a Sales Price with respect to the other class of Common Stock, and such determined current market price shall be used to calculate the cash adjustment.

               SECTION 13.7 Shares to be Reserved. The Issuer shall reserve out of its authorized but unissued Class A Common Stock and Class B Non-Voting Common Stock or its Class A Common Stock and Class B Non-Voting Common Stock held in treasury enough shares of Class A Common Stock and Class B Non-Voting Common Stock to permit the conversion of all of the then-outstanding Securities. For the purposes of this Section 13.7, the full number of shares of Class A Common Stock and Class B Non-Voting Common Stock then issuable upon the conversion of all then-outstanding Securities shall be computed as if at the time of computation all outstanding Securities were held by a single Holder. The Issuer shall from time to time, in accordance with the laws of the State of Delaware and its certificate of incorporation, increase the authorized amount of its Class A Common Stock and Class B Non-Voting Common Stock if at any time the authorized amount of its Class A Common Stock and Class B Non-Voting Common Stock remaining unissued shall not be sufficient to permit the conversion of all the Securities at the time outstanding. If any shares of Class A Common Stock or Class B Non-Voting Common Stock required to be reserved for issuance upon conversion of the Securities hereunder require registration with or approval of any governmental authority under any federal or state law before the shares may be issued upon conversion, the Issuer will in good faith and as expeditiously as possible endeavor to cause the shares to be so registered or approved. All shares of Class A Common Stock and Class B Non-Voting Common Stock issued upon conversion of the Securities shall be validly issued, fully paid and nonassessable.

               SECTION 13.8 Adjustment of Conversion Price. The Conversion Price at which the Securities shall be convertible shall be subject after the Issue Date to adjustment, without duplication, as follows:

               (a) In case the Issuer shall (A) pay a dividend on any class of its Capital Stock in shares of its Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares or (C) combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such action shall be adjusted retroactively as provided below so that the Conversion Price thereafter shall be determined by multiplying the Conversion Price at which the Securities were theretofore




























   convertible by a fraction of which the denominator shall be the number of shares of Common Stock outstanding immediately following such action and of which the numerator shall be the number of shares of Common Stock outstanding immediately prior thereto. Such adjustment shall be made whenever any event listed above shall occur and shall become effective retroactively immediately after the record date in the case of a dividend and immediately after the effective date in the case of a subdivision or combination.

               (b) In case the Issuer shall issue options, rights or warrants entitling the holder to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of the Class A Common Stock (as determined in accordance with the provisions of Section 13.8(d) below) (the "Current Market Price"), or in case the Issuer shall issue Common Stock or other securities convertible into or exchangeable for Common Stock for a consideration per share of Common Stock, whether paid on issuance in respect of Common Stock or deliverable upon exercise, conversion or exchange of any option, right or warrant, or convertible or exchangeable security, less than the Current Market Price, then the Conversion Price in effect immediately prior thereto shall be adjusted as provided below so that the Conversion Price therefor shall be equal to the price determined by multiplying (A) the Conversion Price at which the Securities were theretofore convertible by (B) a fraction of which the denominator shall be the sum of (1) the number of shares of Common Stock outstanding on the date of issuance of such Common Stock, convertible or exchangeable securities, options, rights or warrants and (2) the number of additional shares of Common Stock issued, offered for subscription or purchase, or issuable upon such exercise, conversion or exchange, and of which the numerator shall be the sum of (1) the number of shares of Common Stock outstanding on the date of issuance of such Common Stock, convertible or exchangeable securities, options, rights or warrants and (2) the number of additional shares of Common Stock which the aggregate issue or offering price of the number of shares of Common Stock so offered would purchase at the Current Market Price. Such adjustment shall be made whenever such shares of Common Stock, convertible or exchangeable securities, options, rights or warrants are issued, and shall become effective immediately after such issuance, or if such securities are to be issued to all holders of Common Stock, immediately after the record date for the determination of stockholders entitled to receive such securities. However, upon the expiration of any option, right or warrant to purchase Common Stock or upon the expiration of conversion or exchange rights in respect of any convertible or exchangeable security, the issuance of which resulted in an adjustment in the conversion price pursuant to this Section 13.8(b), if any such option, right or warrant or conversion or exchange right shall expire and shall not have been exercised, the Conversion Price shall be recomputed immediately upon such expiration and effective immediately upon such expiration shall be increased to the price it would have been (but reflecting any other adjustments to the Conversion Price made pursuant to the provisions of this Section 13.8(b) after the issuance of such rights or warrants or convertible or exchangeable securities) had the adjustment of the Conversion Price made upon the issuance of such rights or warrants or convertible or exchangeable securities been made on the basis of offering for subscription or purchase only that


























   number of shares of Common Stock actually purchased upon the exercise of such options, rights or warrants or convertible or exchangeable securities. No further adjustment shall be made upon exercise of any option, right, warrant, convertible security or exchangeable security if an adjustment shall have been made upon issuance of such security. Notwithstanding anything herein to the contrary, no adjustment to the Conversion Price shall be required to be made or shall be made pursuant to this Section 13.8(b) in respect of any of the following issuances of Common Stock, options, rights or warrants, or convertible or exchangeable securities:
   (i) issuances of Common Stock or options, rights or warrants to purchase Common Stock to employees, officers and/or directors of the Issuer and/or any of its Subsidiaries pursuant to employee benefit or similar plans or arrangements of the Issuer and/or its Subsidiaries approved by a majority of the disinterested members of the Board of Directors, (ii) issuances of Common Stock upon exercise or conversion of any option, right or warrant or convertible or exchangeable security which, when issued, did not give rise to an adjustment to the Conversion Price pursuant to this Section 13.8(b) (including, without limitation, the issuance of Common Stock upon the conversion of the Securities, upon the conversion of the Class B Non-Voting Common Stock into Class A Common Stock and upon the exercise of the Warrants), (iii) issuances as to which a conversion adjustment is required under Section 13.8(a), 13.8(c) or 13.8(h), (iv) issuances of Common Stock or options, warrants or rights or convertible or exchangeable securities pursuant to a registered underwritten public offering, or (v) any other issuance that the Issuer is advised, in writing, by a nationally recognized investment banking firm, is fair, from a financial point of view, to the holders of Common Stock.

               (c) In case the Issuer shall pay a dividend to all holders of its Common Stock (including any dividend paid in connection with a consolidation or merger in which the Issuer is the continuing corporation) of any shares of Capital Stock of the Issuer or its subsidiaries (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends payable solely in cash that may from time to time be fixed by the Board of Directors, or dividends or distributions in connection with the liquidation, dissolution or winding up of the Issuer) or rights or warrants to subscribe for or purchase any of its securities or those of its Subsidiaries or securities (excluding Class B Non-Voting Common Stock) convertible or exchangeable for Common Stock (excluding those securities referred to in Section 13.8(b) above), then in each such case the Conversion Price in effect immediately prior thereto shall be adjusted as provided below so that the Conversion Price thereafter shall be equal to the price determined by multiplying (A) the Conversion Price in effect on the record date mentioned below by (B) a fraction, the numerator of which shall be the Current Market Price per share of Class A Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive) as of such record date of the assets, evidences of indebtedness or securities so paid with respect to one share of Class A Common Stock, and the denominator of which shall be the Current Market Price per share of Common Stock on such record date; provided, however, that in the event the then fair market value (as so determined) so paid with respect to one share of Class A Common



























   Stock is equal to or greater than the Current Market Price per share of Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Securities shall have the right to receive the amount and kind of assets, evidences of indebtedness, or securities such Holder would have received had such Holder converted all its Securities immediately prior to the record date for such dividend. Such adjustment shall be made whenever any such payment is made, and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive the payment.

               (d) For the purpose of any computation under Sections 13.8(b) and 13.8(c) above, the Current Market Price per share of Class A Common Stock at any date shall be deemed to be the average Sales Price for the 30 consecutive trading days commencing 45 trading days before the day in question or, if the Sales Price is to be determined by the Board of Directors of the Company, the fair market value per share of Class A Common Stock as determined in good faith by the Board of Directors.

               (e) No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments that by reason of this Section 13.8(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 13.8 shall be made to the nearest cent.

               (f) In the event that, at any time as a result of an adjustment made pursuant to Section 13.8(a) or 13.8(c) above, the holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of the Issuer other than shares of the Common Stock, thereafter the number of such other shares so receivable upon conversion of any Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 13.8(a) through 13.8(e) above, and the other provisions of this Article XIII with respect to the Common Stock shall apply on like terms to any such other shares.

               (g) Whenever the Conversion Price is adjusted, as herein provided, the Issuer shall promptly file with the Trustee a certificate of an officer of the Issuer setting forth the Conversion Price after the adjustment and setting forth a brief statement of the facts requiring such adjustment and a computation thereof. The certificate shall be conclusive evidence of the correctness of the adjustment. The Issuer shall promptly cause a notice of the adjusted Conversion Price to be mailed to each Holder of Securities.

               (h) In case of any reclassification of the Class A Common Stock or Class B Non-Voting Common Stock, any consolidation of the Issuer with, or merger of the Issuer into, any other entity, any merger of another entity into the Issuer (other than a merger that does not




























   result in any reclassification, conversion, exchange or cancellation of outstanding shares of Class A Common Stock or Class B Non-Voting Common Stock of the Issuer), any sale or transfer of all or substantially all of the assets of the Issuer or any compulsory share exchange pursuant to which share exchange the Class A Common Stock or Class B Non-Voting Common Stock is converted into other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby each Holder of a Security or Securities then outstanding shall have the right thereafter, during the period such Security or Securities shall be convertible, to convert such Security or Securities only into the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Class A Common Stock or Class B Non-Voting Common Stock of the Issuer into which a Security or Securities would have been convertible immediately prior to the reclassification, consolidation, merger, sale, transfer or share exchange. The Issuer, the person formed by the consolidation or resulting from the merger or which acquires such assets or which acquires the Issuer's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such rights. The certificate or articles of incorporation or other constituent document shall provide for adjustments, which, for events subsequent to the effective date of the certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XIII. The provisions of this Section 13.8(h) shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.



             [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

















































               IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of December 14, 1995.

                                 SOUTHWESTERN FINANCIAL CORPORATION



                                 By:         /s/Scott D. Silverman
                                             ---------------------
                                 Name:       Scott D. Silverman
                                 Title:      Senior Vice President



                                 U.S. TRUST COMPANY OF TEXAS, N.A., as Trustee



                                 By:         /s/John C. Stohlmann
                                             --------------------
                                 Name:       John C. Stohlmann
                                 Title:      Vice President


























































   STATE OF TEXAS    )
                     )
   COUNTY OF DALLAS  )


               On the 14th day of December, 1995 before me personally came Scott D. Silverman, to me known, who, being by me duly sworn, did depose and say that he is Senior Vice President of Southwestern Financial Corporation, a Delaware corporation; and that he signed his name thereto on behalf of such corporation.


                                       Notary Public in and for the
                                       State of Texas


                                       Name:

                                       My Commission Expires:





























































   STATE OF TEXAS          )
                           )
   COUNTY OF DALLAS        )


               On the 14th day of December, 1995 before me personally came John Stohlmann to me known, who, being by me duly sworn, did depose and say that he is the Vice President of U.S. Trust Company of Texas, N.A., a national banking association; and that he signed his name thereto on behalf of such corporation.


                                       Notary Public in and for the
                                       State of Texas


                                       Name:

                                       My Commission Expires:





























































                                                                     EXHIBIT A


                          [RESTRICTED SECURITIES LEGEND]


   THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES THAT (A) THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) TO THE ISSUER, (2) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER THAT IS AWARE THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (3) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH
   (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S OR THE TRUSTEE'S RIGHT TO RECEIVE PRIOR TO SUCH TRANSFER THOSE CERTIFICATES AND LEGAL OPINIONS REQUIRED BY THE INDENTURE AND SUBJECT, IN ANY EVENT, TO THE COMPLETION AND DELIVERY TO THE TRUSTEE OF THE ASSIGNMENT FORM APPEARING ON THE REVERSE OF THIS SECURITY.


                           [FORM OF FACE OF A SECURITY]


   No.                                                         $

                        SOUTHWESTERN FINANCIAL CORPORATION
                   Convertible Subordinated Reset Note due 2005

               Southwestern Financial Corporation, a Delaware corporation (the "Issuer"), for value received hereby promises to pay to ________________ or registered assigns the principal sum of ________________________ Dollars at the Issuer's office or agency for said purpose on December 15, 2005, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest at a rate per annum equal to the Applicable Rate at said office or agency.






































               The Issuer shall pay interest on the principal amount of this Security at the Applicable Rate. The Issuer shall pay interest semiannually on June 15 and December 15 of each year, commencing with June 15, 1996. Interest on the Securities will accrue from the most recent interest payment date to which interest on the Securities has been paid or duly provided for, unless the date hereof is a date to which interest on the Securities has been paid or duly provided for, in which case from the date of this Security, or unless no interest has been paid or duly provided for on the Securities, in which case from December 14, 1995, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after June 1 or December 1, as the case may be, and before the following June 15 or December 15, this Security shall bear interest from such June 15 or December 15; provided, that if the Issuer shall default in the payment of interest due on such June 15 or December 15, then this Security shall bear interest from the next preceding June 15 or December 15 to which interest on the Securities has been paid or duly provided for, or, if no interest has been paid or duly provided for on the Securities since the original issue date of this Security, from December 14, 1995. The interest so payable on any June 15 or December 15 will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on the June 1 or December 1 preceding such June 15 or December 15, whether or not such day is a business day; provided that interest may be paid, at the option of the Issuer, by mailing a check therefor payable to the registered holder entitled thereto at his last address as it appears on the Security register.

               "Applicable Rate" means (i) from the original issuance of the Securities through and including June 14, 1997, 7% per annum, and (ii) from June 15, 1997, a rate per annum equal to the Reset Rate, unless the Issuer elects to make the Repurchase Offer in accordance with the Indenture and thereupon purchases in accordance with the terms of the Indenture all Securities property tendered in respect of such Repurchase Offer, in which case at 7% per annum. "Reset Rate" means an interest rate per annum equal to a rate determined by two recognized investment banking firms retained by the Issuer (the "Reset Advisors") to be the interest rate per annum which, in their opinion, would result in the bid price of the Securities, as of the business day immediately preceding June 15, 1997 (the "Reset Date"), being 100% of their principal amount (or if the Reset Advisors are unable to agree on a single rate, the average of the rates selected by such Reset Advisors); provided that in no event shall the Reset Rate be less than 7% or greater than 11% per annum. The Issuer shall give notice to the Trustee and the Holders of the Reset Rate no later than seven days after the Reset Date.

               Interest on this Security will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

               Reference is made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.




























               This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

               IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

                                 SOUTHWESTERN FINANCIAL CORPORATION








                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities described in the within-mentioned Indenture.


   Dated:                                    U.S. TRUST COMPANY OF TEXAS,
                                             N.A., as Trustee


                                       By:
                                             Authorized Signatory


















































                          [FORM OF REVERSE OF SECURITY]

                        SOUTHWESTERN FINANCIAL CORPORATION

                      Convertible Subordinated Reset Note due 2005


               This Security is one of a duly authorized issue of debt securities of the Issuer, limited to the aggregate principal amount of $40,000,000 (except as otherwise provided in the Indenture mentioned below), issued or to be issued pursuant to an indenture dated as of December 14, 1995 (the "Indenture"), duly executed and delivered by the Issuer to U.S. Trust Company of Texas, N.A., Trustee (herein called the "Trustee"). Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Securities.

               The Securities will bear interest at the Applicable Rate.

               In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all the Securities may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the holders of a majority in aggregate principal amount of the Securities then outstanding and that, prior to any such declaration, such holders may waive any past default under the Indenture and its consequences except a default in the payment of principal of and premium, if any, or interest on any of the Securities. Any such consent or waiver by the holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and any Security which may be issued in exchange or substitution herefor, whether or not any notation thereof is made upon this Security or such other Securities.

               The Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities; provided that no such supplemental indenture shall (a) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on the redemption hereof, or make any security payable in other than United States currency, or impair or affect the rights of any securityholder to institute suit for the payment thereof in each case without the consent of each Holder of Securities affected thereby; (b) alter in a manner adverse to the Holders the conversion provisions





























   of Article XIII without the consent of each Holder of Securities affected thereby; (c) reduce the aforesaid percentage of Securities, the consent of the holders of which is required for any such supplemental indenture, without the consent of each Holder of Securities affected thereby or
   (d) alter in a manner adverse to the Holders the provisions of Section 3.11 without the consent of each Holder of Securities affected thereby.

               No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the place, times, and rate, and in the currency, herein prescribed.

               The Securities are issuable only as registered Securities without coupons in denominations of $1,000.00 and any multiple of $1,000.00.

               At the office or agency of the Issuer referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture, Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations.

               Upon due presentment for registration of transfer of this Security at the above-mentioned office or agency of the Issuer, a new Security or Securities of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

               The Securities may not be redeemed prior to December 15, 1998. On and after December 15, 1998, the Securities may be redeemed at the option of the Issuer as a whole, or from time to time in part, on any date prior to maturity, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of Securities to be redeemed, all as provided in the Indenture, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on December 15th of the year set forth below, together in each case with accrued and unpaid interest to the date fixed for redemption:

               Year                          Percentage

               1998                           103.50%
               1999                           102.33%
               2000                           101.17%
               2001 and thereafter            100.00%

   provided that if the date fixed for redemption is a June 15 or December 15, as the case may be, then the interest payable on such redemption date shall be paid to the holder of record on the




























   immediately preceding June 1 or December 1, as the case may be, notwithstanding any transfer or exchange of this Security after the record date and before the date fixed for redemption.

               Subject to payment by the Issuer of a sum sufficient to pay the amount due on redemption, interest on this Security (or portion hereof if this Security is redeemed in part) shall cease to accrue upon the date duly fixed for redemption of this Security (or portion hereof if this Security is redeemed in part).

               Subject to the provisions of the Indenture, the Holders have the right to convert the principal amount of the Securities into fully paid and nonassessable shares of Class A Common Stock and Class B Non-Voting Common Stock of the Issuer in the ratio of three shares to one share, respectively, at the initial conversion price per share of Class A Common Stock and Class B Non-Voting Common Stock of $12.50, or at the adjusted conversion price then in effect, if adjustment has been made as provided in the Indenture, upon surrender of the Security to the Issuer, together with a fully executed notice in substantially the form attached hereto and, if required by the Indenture, an amount equal to accrued interest payable on such Security.

               The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness, whether outstanding on the date of the Indenture or thereafter created, incurred or assumed or guaranteed. To the extent and in the manner provided in the Indenture, Senior Indebtedness must be paid before any payment may be made to any Holder of this Security. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

               The Issuer, the Trustee, and any authorized agent of the Issuer or the Trustee may deem and treat the registered holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Issuer or the Trustee or any authorized agent of the Issuer or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and, subject to the provisions on the face hereof, interest hereon and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

               The Securities are subject to defeasance as described in the Indenture.

               No recourse shall be had for the payment of the principal of and premium, if any, or the interest on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation,























   whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

               The Securities and the Indenture shall be deemed to be a contract under laws of the State of Texas, and for all purposes shall be construed in accordance with the laws of said state, except as may otherwise be required by mandatory provisions of law.






































































                            [FORM OF ASSIGNMENT FORM]


   For value received                                      hereby sells,

   assigns and transfers unto


               ______________________________


               ______________________________
               Please insert social security or
               other identifying number of assignee

               Please print or typewrite name
               and address including zip code
               of assignee:











   the within Security and do hereby irrevocably constitute and appoint ________________________ Attorney to transfer the Security on the books of the Issuer with full power of substitution in the premises.



   Date:_________________  Your Signature:
                                                   (Sign exactly as your name
                                                   appears on the other side
                                                   of this Security)

   Signature
   Guarantee:
               (Signature must be guaranteed)






































                                 [FORM OF CONVERSION NOTICE]

                            To: Southwestern Financial Corporation

     The undersigned owner of this Security hereby: (i) irrevocably exercises the option to convert this Security, or the portion hereof below designated, for shares of Class A Common Stock and Class B Non-Voting Common Stock of Southwestern Financial Corporation in accordance with the terms of the Indenture referred to in this Security and (ii) directs that such shares of Class A Common Stock and Class B Non-Voting Common Stock deliverable upon the conversion, together with any check in payment for fractional shares and any Security(ies) representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or Securities in respect of the unconverted portions hereof are to be delivered registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

   Dated:

                                              ________________________________
                                                         Signature

     Fill in for registration of shares if to be delivered, and of Securities if to be issued, otherwise than to and in the name of the registered holder.

                                             __________________________________
                                                   Social Security or other
                                                  Taxpayer Identifying Number


   (Name)


   (Street Address)


   (City, State and Zip Code)
   (Please print name and address)
                                       Principal amount to be converted:
                                       (if less than all)

                                       $____________






































                                                                    EXHIBIT B

                             [FORM OF LEGAL OPINION ON TRANSFER]


                                                       _________________, 199__

         [Trustee]
         [Address]


               Re:   Southwestern Financial Corporation
                     Convertible Subordinated Notes due 2005


   Ladies and Gentlemen:

      This opinion is being furnished to you in connection with the sale by ______________________ (the "Transferor") to ______________________ (the
"Purchaser") of $____________ aggregate principal amount of Convertible Subordinated Notes due 2005 of Southwestern Financial Corporation (the "Securities").

      We have examined such documents and records as we have deemed appropriate. In our examination of the foregoing, we haver assumed the authenticity of all documents, the genuineness of all signatures and the due authorization, execution and delivery of the aforementioned by each of the parties thereto. We have further assumed the accuracy of the representations contained in the documents set forth above made by the parties executing such documents. We have also assumed that the sale of the Securities to the Transferor was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act").

      Based on the foregoing, we are of the opinion that the sale to the Purchaser of the Securities does not require registration of such Securities under the Securities Act.

                                                         Very truly yours,











































